EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-3 No. 333-64809) and related Prospectus of City Holding Company for the registration of $57,500,000 of its ___% Trust Capital Securities, the registration of its Junior Subordinated Debentures, and the registration of its Guarantee and to the incorporation by reference therein of our report dated February 13, 1998 with respect to the consolidated financial statements of Horizon Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.







      Charleston, West Virginia                            /s/ Ernst & Young LLP
      October 21, 1998